As filed with the Securities and Exchange Commission on June 12, 1997
                                                          Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                             THE YORK WATER COMPANY
             (Exact name of registrant as specified in its charter)
         Pennsylvania                                  23-1242500
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

         130 East Market Street
           York, Pennsylvania                           17405
(Address of principal executive offices)             (Zip Code)

                             The York Water Company
                         Employees' Stock Purchase Plan
                            (Full title of the plan)

                                WILLIAM T. MORRIS
                                  President and
                             Chief Executive Officer
                             The York Water Company
                             130 East Market Street
                                 P.O. Box 15089
                          York, Pennsylvania 17405-7089
                     (Name and address of agent for service)

                                  717-845-3601
          (Telephone number, including area code, of agent for service)
                                 --------------
                         Copy of all communications to:
                             Howard L. Meyers, Esq.
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                           Philadelphia, PA 19103-6993
                                 (215) 963-5000

                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                              Proposed maximum             Proposed maximum
    Title of securities             Amount to be               offering price                  aggregate               Amount of
     to be registered                registered                 per share(1)                offering price         registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par               50,000 shares                  $19.54                       $977,000                $296.06
value
===================================================================================================================================

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based upon 95% of the average of the highest bid and lowest asked price as quoted in the York, Pennsylvania, morning and evening newspapers on June 12, 1997. The price has been divided by four to reflect the Registrant's four-for-one stock split effective June 10, 1997, as the Registrant has been advised that the quotes in the York, Pennsylvania newspapers will not reflect such stock split until certificates are issued to shareholders to reflect the stock split. The Registrant currently intends to issue such certificates on June 23, 1997.


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed by The York Water Company (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

                  (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

                  (c) The description of the Registrant's Common Stock, no par value (the "Common Stock"), set forth in the Registrant's Current Report on Form 8-K filed with the Commission on June 12, 1997.

         All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement, and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered by this registration statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents. Each document incorporated by reference into this registration statement shall be deemed to be a part of this registration statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this registration statement.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

         Experts. The financial statements and schedule of the Registrant of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on financial statements of the Registrant issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in this registration statement in reliance upon their report and said authority.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the issuance of shares of Common Stock described herein has been passed upon for the Company by Morgan, Lewis & Bockius LLP. Michael W. Gang, a partner of Morgan, Lewis & Bockius LLP, is a member of the Registrant's Board of Directors. As of June 1, 1997, Mr. Gang owned 1416 shares of Common Stock (on a post-split basis).

Item 6.  Indemnification of Directors and Officers.

         Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacity if the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. The corporation is required under Section 1743 of the BCL to indemnify directors and officers against expenses they may incur in defending such actions against them in such capacities if they are successful on the merits or otherwise in defense of such actions.

         Section 1713 of the BCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute. Article VII of the Company's By-Laws limits the liability of any director of the Company to the fullest extent permitted by Section 1713 of the BCL.

         Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to Section 1746 of the BCL, Article VIII of the Company's By-Laws provides for indemnification of directors, officers and other agents of the Company to the extent otherwise permitted by Section 1741 of the BCL and also in circumstances not otherwise permitted by Sections 1741 and 1742 of the BCL.

         Article VIII of the Company's By-Laws provides a right to indemnification for expenses and certain liabilities paid or incurred by any indemnified representative of the Company, including directors and officers of the Company, in connection with any actual or threatened claim, action, suit or proceeding in which he or she may be involved by reason of being or having been, among others, a director, officer, employee or agent of the Company, or at the request of the Company, of another corporation, partnership, joint venture, trust or other entity. In accordance with Section 1744 of the BCL, Article VIII requires the Company to determine the availability of indemnification by certain specified procedures, including by vote of directors not a party to the proceeding in respect for which indemnification is sought or, in certain circumstances, determination of independent counsel.

         Article VIII of the Company's By-Laws authorizes the Company to further effect or secure its indemnification obligations by purchasing and maintaining insurance. The Company has purchased officers' and directors' liability insurance which covers certain liabilities incurred by its officers and directors in connection with the performance of their duties, subject to the limitations of such policy. This insurance also insures the Company against amounts paid by the Company to indemnify covered directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:


Exhibit No.                        Description of Exhibits
-----------                        -----------------------
   5.1  Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.
  23.1  Consent of KPMG Peat Marwick LLP.
  23.2  Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
  24.1  Power of Attorney (set forth on the signature page of this Registration Statement).
  99.1  The York Water Company Employees' Stock Purchase Plan.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment to the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in York, Pennsylvania, on this 10th day of June, 1997.

                               THE YORK WATER COMPANY

                               By: /s/ William T. Morris
                                   --------------------------
                                       William T. Morris
                                       President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that the Securities Act of 1933, each person whose signature appears below makes, constitutes and appoints Irvin S. Naylor and William T. Morris and each of them acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments or post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith as the Registrant deems appropriate and hereby ratifies and confirms all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                  Capacity                         Date

/s/ William T. Morris, P.E.         President and Chief Executive      June 10, 1997
--------------------------          Officer (Principal Executive and
William T. Morris, P.E.             Financial Officer)


/s/ Jeffrey S. Osman                Vice President - Finance,          June 10, 1997
--------------------------          Secretary and Treasurer
Jeffrey S. Osman                    (Principal Accounting Officer)


/s/ Irvin S. Naylor                 Chairman of the Board and          June 10, 1997
--------------------------          Director
Irvin S. Naylor

                                    Director
--------------------------
Chloe Eichelberger


/s/ John L. Finlayson               Director                           June 10, 1997
--------------------------
John L. Finlayson

                                    Director
--------------------------
Michael W. Gang





                                       -6-




/s/ George H. Kain, III             Director                           June 10, 1997
--------------------------
George H. Kain, III


/s/ Horace Keesey III               Vice Chairman of the Board and     June 10, 1997
--------------------------          Director
Horace Keesey III


/s/ Frank Motter                    Director                           June 10, 1997
--------------------------
Frank Motter


/s/ Paul W. Ware                    Director                           June 10, 1997
--------------------------
Paul W. Ware

                                  EXHIBIT INDEX


Exhibit No.                                Description of Exhibits
-----------                                -----------------------

    5.1             Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.
   23.1             Consent of KPMG Peat Marwick LLP
   23.2             Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
   24.1             Power of Attorney (set forth on the signature page of this Registration Statement).
   99.1             The York Water Company Employees' Stock Purchase Plan.